Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 113 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Technology Portfolio and VIP Energy Portfolio of our reports dated February 14, 2018; and VIP Health Care Portfolio, VIP Utilities Portfolio, VIP Financial Services Portfolio, VIP Industrials Portfolio, VIP Consumer Discretionary Portfolio, VIP Real Estate Portfolio, VIP Consumer Staples Portfolio, VIP Materials Portfolio and VIP Telecommunications Portfolio of our reports dated February 15, 2018, relating to the financial statements and financial highlights included in the December 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 13, 2018